UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/28/2015

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 28, 2015, Stepan Company ("Stepan") issued a press release providing its financial results for the first quarter ended March 31, 2015. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

Stepan held its Annual Meeting of Stockholders on April 28, 2015 (the "Annual Meeting"). At the Annual Meeting, there were 19,084,559 shares represented to vote either in person or by proxy, or 85.68% of the outstanding shares, which represented a quorum. Stockholders voted on the following matters at the Annual Meeting: (i) election of two nominees to serve as directors until the annual meeting of stockholders to be held in the year 2018; (ii) approval of the adoption of the Stepan Company Management Incentive Plan (As Amended and Restated Effective January 1, 2015); (iii) approval of the advisory resolution on the compensation of Stepan's named executive officers; and  (iv) ratification of the appointment of Deloitte & Touche LLP ("Deloitte") as Stepan's independent registered public accounting firm for 2015.

Set forth below are the matters acted upon at the Annual Meeting and final voting results on each such matter as reported by Stepan's inspector of elections.

Proposal 1: Election of Directors

NAME	FOR	WITHHELD	BROKER NON-VOTES

Randall S. Dearth	16,672,784	175,633	2,236,142

Gregory E. Lawton	16,696,203	152,214	2,236,142

Proposal 2: Approval of the Adoption of the Stepan Company Management Incentive Plan (As Amended and Restated Effective January 1, 2015)

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,568,736	216,603	63,078	2,236,142

Proposal 3: Approval of the Advisory Resolution on Compensation of Stepan's Named Executive Officers

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,537,781	199,180	111,456	2,236,142

Proposal 4: Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm for Fiscal Year 2015

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
18,941,312	122,954	20,293	0

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

    Exhibit Number: 99.1

    Description: Press Release of Stepan Company dated April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: April 28, 2015
By: Kathleen Sherlock
Kathleen Sherlock
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated April 28, 2015